UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 16, 2009

                        CHINA WI-MAX COMMUNICATIONS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


        000-53268                                           61-1504884
---------------------------                                -------------
(Commission File Number)                                    (I.R.S. Employer
                                                            Identification No.)

             1905 Sherman Street, Suite 335, Denver, Colorado 80203
             ------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code: 303-993-8028

                                  ____n/a_____
              (Former name, former address and former fiscal year,
                         if changed since last report)


Total number of pages in this document:   3
                                        -----

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))


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                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company has issued unregistered common shares as follows: A total of 360,000 common shares were issued to various individuals for services provided to the Company. Such shares were issued as restricted shares:

George E. Harris received 450,000 common shares of restricted stock. Mr. Harris was our CFO and a director. The shares were issued for consideration deferral of his salary for the previous six months, and he received a cashless exercise option to purchase up to 500,000 shares $0.25 for five years.

A total of 391,002 common shares were issued to non-affiliate persons pursuant to Promissory Note conversions. The shares were issued as unrestricted pursuant to Rule 144(b), since the holding period under Rule 144 was deemed to have been met under convertible notes issued more than six months prior to conversion.


                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 16, 2009, George Harris has resigned as our CFO and as a director of our Company.



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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        CHINA WI-MAX COMMUNICATIONS, INC.
                        ---------------------------------
                                  (Registrant)

                           Dated: April 23, 2009


                           /s/ Steven Berman
                           ------------------------------
                           Steven Berman, President


















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